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                                                                    Exhibit 4.12


                              CERTIFICATE OF TRUST
                                       OF
                              AIG CAPITAL TRUST II

         THIS CERTIFICATE OF TRUST of AIG Capital Trust I (the "Trust"), dated June 10, 2003, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code
Section 3801 et seq., the "Act").

         1. Name. The name of the statutory trust being formed hereby is AIG Capital Trust II.

         2. Delaware Trustee. The name and business address of the trustee of the Trust that has its principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark,
Delaware 19711.

         3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written, in accordance with Section 3811(a) of the Act.



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                                           THE BANK OF NEW YORK (Delaware), not
                                           in its individual capacity but solely
                                           as Delaware Trustee

                                           By: /s/ MICHAEL SANTINO
                                              ---------------------------------
                                              Name:  Michael Santino
                                              Title: Senior Vice President

                                           THE BANK OF NEW YORK, not in its
                                           individual capacity but solely as
                                           Property Trustee

                                           By: /s/ JULIE SALOVITCH-MILLER
                                              ---------------------------------
                                              Name:  Julie Salovitch-Miller
                                              Title: Vice President